UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: February 14, 2007

COMCAM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

1-15165 (Commission File Number)	98-0208402 (IRS Employer Identification Number)

Don Gilbreath, Chief Executive Officer
1140 McDermott Drive, Suite 200, West Chester, Pennsylvania 19380
(Address of principal executive offices)

(610) 436-8089
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

ITEM 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 14, 2007, ComCam, Inc. (“Company”) concluded an Asset Purchase Agreement (“Agreement”) with HNI, LLC (“HNI”) whereby it acquired US Patent 6,975,220 in consideration of one hundred and twenty five thousand dollars ($125,000) accepted in the form of a secured convertible debenture. The secured convertible debenture has a maturity date of one year and bears seven percent (7%) interest on the principal. HNI may elect to convert the principal and interest due into Company shares on the maturity date at thirty percent (30%) off the bid price at the time of conversion. The debenture also includes certain registration rights.

The decision to acquire US Patent 6,975,200 was based on the expectation that the technology embodied in the patent will enhance the command-and-control appliances and remote management services offered by the Company’s wholly owned subsidiary ComCam International, Inc.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is included:

Exhibit No.	Page No.	Description
10	Attached	Asset Purchase Agreement between the Company and HNI, LLC dated February 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ComCam, Inc.

Signature                                                          Date

By: /s/ Don Gilbreath                                         February 14, 2007

Name: Don Gilbreath

Title: Chief Executive Officer